Exhibit 99.1

News Release

Contact:
Patti Andresen-Shew
920-748-1626

MICHAEL D. SCHOEB

NAMED PRESIDENT AND CHIEF OPERATING OFFICER

ALLIANCE LAUNDRY SYSTEMS

Ripon, Wis. – October 25, 2007 – Alliance Laundry Systems LLC (ALS) announced today the appointment of Michael D. Schoeb as the company’s president and chief operating officer, effective October 24, 2007. Mr. Schoeb will lead a seasoned executive team and report to CEO Thomas F. L’Esperance.

Mr. Schoeb joins ALS with 20 years of operations, marketing, and executive leadership experience in both domestic and international operations. Most recently he led Wausau Homes Inc. as president and chief operating officer for the Wisconsin-based custom home builder.

Prior to Wausau Homes Inc., he spent six years with Hilti Inc., a construction and building maintenance supplier. There he held positions of increasing responsibility at their Oklahoma; Washington, D.C. and Brazil locations.

Mr. Schoeb also held positions of general manager, sales and marketing manager, and product specialist with Johnson Controls. With that firm, he successfully identified and expanded markets within the United States, Chile, Mexico and the Caribbean for both commercial and industrial accounts.

“Mike has the experience, drive, global perspective and personality that ALS needs. These are the key qualities required to our further development as a worldwide leader in the commercial laundry industry,” L’Esperance said.

Mr. Schoeb has an MBA and master’s degree in science from Johns Hopkins University. He also holds an undergraduate degree in political science earned from Mount Saint Mary College in Emittsburg, Md.

About Alliance Laundry Holdings LLC

Alliance Laundry Holdings LLC is the parent company of Alliance Laundry Systems LLC (www.comlaundry.com), a leading designer, manufacturer and marketer in North America of commercial laundry equipment used in laundromats, multi-housing laundries and on-premise laundries. Under the well-known brand names of Speed Queen®, UniMac®, Huebsch®, IPSO®, and Cissell®, we produce a full line of commercial washing machines and dryers with load capacities from 12 to 200 pounds. Alliance has been a leader in the North American stand-alone commercial laundry equipment industry for more than 10 years. With the addition of our European operations and Alliance’s export sales to Europe, we believe that we are also a leader in the European stand-alone commercial laundry equipment industry.

Forward Looking Statements

With the exception of the reported actual results, this press release contains predictions, estimates and other forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of our business to differ materially from those expressed or implied by such forward-looking statements. Although we believe that our plans, intentions and expectations reflected in such forward-looking statements are based on reasonable assumptions, we can give no assurance that such plans, intentions, expectations, objectives or goals will be achieved. Important factors that could cause actual results to differ materially from those included in forward-looking statements include: impact of competition; continued sales to key customers; possible fluctuations in the cost of raw materials and components; possible fluctuations in currency exchange rates, which affect the competitiveness of our products abroad; possible fluctuation in interest rates, which affects our earnings and cash flows; the impact of substantial leverage and debt service on us; possible loss of suppliers; risks related to our asset backed facilities; dependence on key personnel; labor relations; potential liability for environmental, health and safety matters; potential future legal proceedings and litigation; and other risks listed from time to time in the company’s reports, including, but not limited to the company’s most recent Annual Report on Form 10-K for the year ended December 31, 2006.

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